Exhibit 5.10

November 26, 2012

CONSENT OF CHRISTOPHER ELLIOTT

United States Securities and Exchange Commission

Gentlemen:

          In connection with Silver Wheaton Corp.’s registration statement on Form F-10, and any amendments thereto filed under the United States Securities Act of 1933, as amended (the “Registration Statement”), I, Christopher Elliott, B.Eng. (Mining), FAusIMM, Principal Mining Consultant (SRK Consulting (Canada), Inc.), hereby consent to the use of my name in the Registration Statement and to the inclusion and incorporation by reference in the Registration Statement of the following reports or information derived therefrom:

          1.      General overview of the Pascua-Lama Project; and

          2.      Technical report dated October 28, 2009, entitled “Amended NI 43-101, Technical Report, Pascua-Lama Project, Region III, Chile / San Juan Province, Argentina” addressed to Silver Wheaton Corp.

Yours truly,

/s/ Christopher Elliott
Christopher Elliott, B.Eng. (Mining), FAusIMM
Principal Mining Consultant,
SRK Consulting (Canada), Inc.